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                                                                   EXHIBIT 10.04


                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT made as of the 23rd day of August, 1994 by and between TERRANO CORPORATION, a Nebraska corporation ("Employer"), and MITCHEL
J. LASKEY ("Employee").

         WHEREAS, Employee wishes to be employed by Employer with the duties and responsibilities as hereinafter described, and Employer desires to assure itself of the availability of Employee's services in such capacity.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

         1. EMPLOYMENT. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, upon the terms and conditions hereinafter set forth.

         2. TERM. The employment of Employee by Employer pursuant to this Agreement shall be for a three (3) year period commencing on the date hereof and shall automatically renew for two (2) successive one-year periods (hereinafter referred to as the "Service Period"). Notwithstanding the foregoing, this Agreement shall terminate upon the expiration of the initial term, or the any renewal term, as applicable, upon delivery of written notice by either party not less than sixty (60) days prior to the end of the initial term, or a renewal term, as the case may be.

         3. DUTIES. Employee shall, subject to overall direction consistent with the legal authority of the Board of Directors of Employer (the "Board"), serve as, and have all power and authority inherent in the offices of, President and Chief Operating Officer of Employer and each of its subsidiaries and shall be responsible for those areas in the conduct of the business reasonably assigned to him by the Board. Employee shall devote substantially all his business time and efforts to the business of Employer; provided, however, that it is understood and agreed that, while Employee may devote limited time to other business matters in which he has an interest, in the event of a conflict, Employee's first and primary responsibility shall be to the performance of his duties for Employer.

         4. COMPENSATION AND OTHER PROVISIONS. Employee shall be entitled to the compensation and benefits hereinafter described in subparagraphs (a) through (c) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

                 (a) BASE SALARY. Employer or any subsidiary as Employer may direct, shall pay to Employee a base salary equal to $150,000.00 per annum during the Service Period (such amount, as it may be increased from time to time, may sometimes hereinafter be referred to as "Base Salary"). The Base Salary and Employee's other compensation will be reviewed by the
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Board at least annually during the Service Period and may be increased (but not decreased) from time to time as the Board may determine.

                 (b) PARTICIPATION IN BENEFIT PLANS. During the Service Period, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of Employer or its operating subsidiaries provided that (i) as of the date hereof Employee has received and approved such benefits, and (ii) such benefit plans shall not be diminished during the Term of Employment.

                 (c)      OTHER PROVISIONS. Employee shall be entitled to four
(4) weeks paid vacation per annum. Employee shall be reimbursed for all reasonable expenses incurred by him in the performance of his duties, including, but not limited to, all reasonable entertainment and travel expenses.

         5. TERMINATION. Employee's employment hereunder shall terminate as a result of any of the following events:

                 (a)      Employee's death;

                 (b) Employee shall be unable to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period ("Disability");

                 (c)      termination by Employee; or

                 (d) for Cause, where "Cause" shall mean: (i) final non-appealable adjudication of Employee of a felony; or (ii) the reasonable determination of seventy-five (75%) percent of the Board that Employee has engaged in intentional misconduct, or the gross neglect of his duties, which has a material and continuing adverse effect on the business of Employer.

                 Any termination pursuant to subparagraph (b), (c) or (d) of this Section shall be communicated by a written notice ("Notice of Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause". Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (a) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subparagraph (b) or (d) above, on the date on which Notice of Termination is given; and (iii) if Employee's employment is terminated pursuant to subparagraph (c) above, fifteen
(15) days after the date on which a Notice of Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination".





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         6.      PAYMENTS ON TERMINATION. In the event that Employee's
employment is terminated pursuant to Section 5 above, Employer shall pay to Employee his full Base Salary through the Date of Termination together with all benefits and other compensation, if any, due and owing as of that date. In the event that Employee's employment is terminated at any time by Employer without Cause, then Employer shall pay to Employee on the Date of Termination a lump sum cash payment equal to one year of Employee's annual Base Salary as of the Date of Termination in addition to all other benefits and other compensation, if any, due and owing as of that date.

         7. BOARD OF DIRECTORS. Employer shall use its best efforts to cause Employee to be elected as a member of the Board of Directors of Employer and each of its subsidiaries at all times during the Service Period. Employee shall agree to faithfully serve Employer as a member of the Boards of Directors upon election.

         8. LIFE INSURANCE. If requested by Employer, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable Employer to obtain life insurance on the life of Employee for the benefit of Employer.

         9. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to Employer that he is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder or interfere with the rights of Employer hereunder.

         10.     DISCLOSURE AND PROTECTION OF CONFIDENTIAL INFORMATION.

                 (a) For purposes of this Agreement, "Confidential Information" means knowledge, information and material which is proprietary to Employer, of which Employee may obtain knowledge or access through or as a result of his employment by Employer (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, and (ii) marketing and other information, such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licensees or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by Employer. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this Section 10 shall not constitute Confidential Information for purposes of this Agreement.

                 (b) During the term of this Agreement and thereafter, Employee agrees, to hold in confidence all Confidential Information and not to use such information for Employee's





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own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for Employer.

                 (c) Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by Employer for the protection of Confidential Information, and will inform Employer of any defects in, or improvements that could be made to, such rules and regulations.

                 (d) Employee will notify Employer in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

                 (e) Upon termination of employment, Employee will deliver to Employer any and all records and tangible property that contain Confidential Information that are in his possession or under his control.

         11.     COVENANT NOT TO COMPETE.

                 (a) In consideration for Employer entering into this Agreement, Employee covenants and agrees that during the Service Period and for the two (2) year period thereafter, Employee will not, without the express prior written consent of Employer, directly or indirectly, compete with the business of Employer anywhere within the United States of America. Employee will undertake no activities that may lead Employee to compete with or to acquire rival, conflicting or antagonistic interests to those of Employer with respect to the business of Employer, whether alone, as a partner, or as an officer, director, employee, independent contractor, consultant or shareholder holding 5% or more of the outstanding voting stock of any other corporation, or as a trustee, fiduciary or other representative of any other person or entity.

                 (b) During the Service Period and for a period of two (2) years after termination of employment, Employee will not, directly or indirectly, solicit or induce any other employee of Employer or any parent or affiliate to leave his or her employment, or solicit or induce any consultant or independent contractor to sever that person's relationship with Employer.

                 (c) If any court shall determine that the duration or geographical limit of any covenant contained in this Section 11 is unenforceable, it is the intention of the parties that covenant shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only in the jurisdiction of the court that has made such adjudication.

                 (d) Employee acknowledges and agrees that the covenants contained in Sections 10 and 11 hereof are of the essence in this Agreement, that each of such covenants is





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reasonable and necessary to protect and preserve the interests, properties, and business of Employer, and that irreparable loss and damage will be suffered by Employer should Employee breach any of such covenants. Employee further represents and acknowledges that he shall not be precluded from gainful engagement in a satisfactory fashion by the enforcement of these provisions.

         12. AVAILABILITY OF INJUNCTIVE RELIEF. Employee acknowledges and agrees that any breach by him of the provisions of Sections 10 or 11 hereof will cause Employer irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that Employer shall be entitled to seek injunctive and/or other equitable relief, on a temporary or permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is secured as an enforcement.
Nothing herein shall be construed as a waiver by Employer of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

         13. SURVIVAL. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

         14. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         15. NOTICES. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

         If to Employee:          Mitchel J. Laskey
                                  1611 Talisia Court
                                  Longwood, Florida  32779

         with a copy to:          Richard N. Bernstein, Esq.
                                  Cohen, Berke, Bernstein, Brodie
                                   Kondell & Laszlo, P.A.
                                  2601 South Bayshore Drive, 19th Floor
                                  Miami, Florida 33133

         If to Employer:          Terrano Corporation
                                  245 South 84th Street
                                  Lincoln, Nebraska  68510
                                  Attn:  David M. Pomerance, President





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         with a copy to:          William E. Olson, Jr.
                                  DeMars, Gordon, Olson, Recknor & Shively
                                  1225 L Street, Suite 400
                                  Post Office Box 81607
                                  Lincoln, Nebraska 68501


         16. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

         17. BINDING EFFECT. Employer's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of Employer, its successors and assigns.

         18. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         19. GOVERNING LAW; VENUE. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Dade County, Florida.

         20. INVALIDITY. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

         21. ATTORNEYS' FEES. In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                       EMPLOYER:

ATTEST:                                TERRANO CORPORATION, a Nebraska
                                       corporation


By:  /s/ William E. Olson              By: /s/ David M. Pomerance
   ------------------------------         ------------------------------------
     William E. Olson,                     David M. Pomerance, Chief Executive
     Assistant Secretary                   Officer

                                       EMPLOYEE:


                                       /s/ Mitchel J. Laskey
                                       ---------------------------------------
                                       Mitchel J. Laskey






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